Exhibit 4.56

SCORPIO BULKERS INC.

January 8, 2016

Nordea Bank Finland Plc, New York Branch, as Agent and Lender
1211 Avenue of the Americas, 23rd Floor
New York, New York 10036
Attn: Shipping, Offshore and Oil Services
Facsimile: +1 212-421-4420

Skandinaviska Enskilda Banken AB (publ), as Lender
Kungsträdgårdsgatan 8
SE-106 40 Stockholm
Sweden
Attn: Johan Lindstrom
Facsimile: +46 8 678 02 06

Re: Credit Agreement providing for a Term Loan Facility and a Revolving Loan Facility of originally up to US$408,976,447

Ladies and Gentlemen:

We refer to that certain credit agreement (as amended, amended and restated, supplemented or modified from time to time, including by that certain first amendment dated March 6, 2015, that certain second amendment dated October 21, 2015 and that certain third amendment dated December 14, 2015, the “Credit Agreement”) dated as of December 30, 2014, by and among, inter alios, (i) Scorpio Bulkers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), (ii) the lenders party thereto, and (iii) Nordea Bank Finland Plc, New York Branch, as administrative agent (in such capacity, the “Agent”) and as collateral agent. Terms used herein shall have the meaning set forth in the Credit Agreement unless otherwise defined.

Pursuant to Section 3.02 of the Credit Agreement, the Borrower may cancel any part of the Term Loan Commitments available to it without premium or penalty. Section 3.02(a) specifies that the Agent receive at least three Business Days’ prior notice of such cancellation.

The Borrower hereby requests that Sixty Three Million Thirty Seven Thousand Three Hundred Thirty Three Dollars and Thirty Four Cents ($63,037,333.34) of the Term Loan Commitments be cancelled, effective January 13, 2016. The Borrower is cancelling the part of the Term Loan Commitments corresponding to the following two vessels:

SK 28055 0005 6982916 v2

Exhibit 4.56

Name     Hull      Cancellation Amount
SBI BEHIKE HN1058     $31,518,666.67
SBI MONTERREY HN1059     $31,518,666.67

By its execution of this letter agreement, the Required Lenders hereby agree to cancel $63,037,333.34 of the Term Loan Commitments.

By its execution of this letter agreement, the Borrower hereby represents and warrants that, as of the date hereof, no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default, has occurred or is continuing. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement, except for representations and warranties, if any, given as of a specified date.

By its execution of this letter agreement, the Borrower agrees that all other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this letter agreement were included therein by way of addition or substitution, as the case may be. In addition, all rights and obligations of the parties to the Credit Agreement shall remain in full force and effect.

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice-of-law principles.

SK 28055 0005 6982916 v2

Exhibit 4.56

Kindly indicate your acceptance and agreement with the foregoing by executing this letter agreement in the space indicated below.

Very truly yours,

SCORPIO BULKERS INC.,

as Borrower

/s/ Hugh Baker
By:___________________________________
            Name: Hugh Baker
            Title: Chief Financial Officer

SK 28055 0005 6982916 v2

Exhibit 4.56

CONSENTED TO AND AGREED as of January _8__, 2016.

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Agent and Lender

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as Lender

By:___________________________________
Name:
Title:

By:___________________________________
Name:
Title:

SK 28055 0005 6982916 v2